UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 21, 2024

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction; of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

Tonix Pharmaceuticals Holding Corp. (the “Company”) plans to reduce its workforce by 23 full-time employees and decommission its Advanced Development Center (“ADC”) in Massachusetts by June 7, 2024, to align the Company’s capital and human resources with its previously announced strategic prioritization of its Tonmya™ (TNX-102 SL cyclobenzaprine HCl sublingual tablet) product candidate for the management of fibromyalgia.

At this time the Company has made a good faith determination that it does not expect to incur a material charge in connection with the reduction in force or decommissioning of the ADC.

Item 2.06.	Material Impairments.

The information in Item 2.05 above is incorporated herein by reference. At this time the Company is unable to make a good faith determination of the amount or range of the non-cash impairment charge or the impairment charge that will result in future cash expenditures related to the decommissioning of the ADC.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 22, 2024, the Company held its annual meeting of shareholders, at which the Company’s shareholders approved four proposals. Shareholders representing 43,505,606 shares, or 61.6%, of the common shares outstanding as of the March 25, 2024 record date, were represented at the meeting by proxy. The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on April 15, 2024, pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.

Proposal 1

The Company’s shareholders elected eight individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Seth Lederman	10,807,281	11,313,030	21,385,295
Richard Bagger	11,696,851	10,423,460	21,385,295
Margaret Smith Bell	11,855,724	10,264,587	21,385,295
David Grange	11,672,665	10,447,646	21,385,295
Adeoye Olukotun	9,999,588	12,120,693	21,385,295
Newcomb Stillwell	11,741,125	10,379,186	21,385,295
Carolyn Taylor	11,902,169	10,218,142	21,385,295
James Treco	11,741,772	10,378,539	21,385,295

Proposal 2

The Company’s shareholders ratified the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,825,653	2,507,506	4,172,447	0

Proposal 3

The Company’s shareholders approved a proposal to authorize the Company’s Board of Directors (the “Board”), in its discretion at any time within one year May 22, 2024, to effect a reverse stock split of then-outstanding shares of the Company’s common stock, at a ratio of not less than one-for-two (1:2) and not greater than one-for-fifty (1:50), with the exact ratio to be determined by the Board and included in a public announcement, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,099,110	12,114,167	292,329	0

Proposal 4

The Company’s shareholders approved a proposal, for the purpose of complying with the applicable provisions of The Nasdaq Stock Market LLC Listing Rule 5635(d), the repricing of up to 6,950,000 Common Warrants issued August 2023, 8,900,000 Series A Warrants issued October 2023, 8,900,000 Series B Warrants issued October 2023, 34,824,328 Series C Warrants issued December 2023, and 34,824,328 Series D Warrants issued December 2023, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,844,027	7,149,575	4,126,709	21,385,295

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: May 22, 2024	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer